    Exhibit 99.1
CIRCOR Reports Financial Results for First Quarter Ended April 2, 2023

Q1 GAAP EPS of $(0.02), Up 98% YoY; Adjusted EPS of $0.53, Up 960% YoY
Q1 GAAP Operating Income of $17.9 Million, Up 252% YoY; Adjusted Operating Income of $28.4 Million, Up 173% YoY
•Q1 Orders up 9% Reported and 13% Organically YoY
•Q1 GAAP Operating Income of $17.9 Million, Up 252% YoY; Adjusted Operating Income of $28.4 Million, Up 173% YoY
•Q1 GAAP EPS of $(0.02), Up $1.04 YoY Increases +98%; Adjusted EPS of $0.53, Up $0.48 YoY Increases +960%
•Progressing with Review of Strategic Alternatives

Burlington, Mass., May 11, 2023

CIRCOR International, Inc. (NYSE: CIR) (“CIRCOR” or “the Company”), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets, today announced financial results for the first quarter ended April 2, 2023.

Q1 2023 Overview (compared with Q1 2022):
•Revenue of $203 million up 9% reported and 13% organically
▪Aerospace & Defense revenue of $69 million, up 8% reported and 10% organically
▪Industrial revenue of $135 million, up 10% reported and up 15% organically
•Orders of $242 million, up 9% and 13% organically
▪Aerospace & Defense orders of $84 million, up 8% and 12% organically
▪Industrial orders of $158 million, up 10% and 14% organically
•GAAP operating income of $17.9 million, up 252%
•GAAP operating margin of 8.8%, up 1510 bps
•Adjusted operating income of $28.4 million, up 173%
•Adjusted operating margin of 14.0%, up 840 bps

President and CEO Tony Najjar said, "Strong orders momentum continued in the first quarter, reflecting our focus on customers and the execution of our growth strategy. Our team delivered organic orders growth of 13%, which was supported by both segments. We benefited from the continued recovery in the commercial aerospace market, strength in our Naval Defense programs, Industrial aftermarket, and value pricing in both the foremarket and aftermarket. Our backlog at the end of Q1 2023 was up 22% to a record $584 million.”

“Our value pricing initiatives, cost controls, and simplification actions continued to serve as growth and margin expansion levers during the quarter," Mr. Najjar continued. "We delivered a 173% increase in first-quarter adjusted operating income and an 840 basis-point improvement in adjusted operating margin supported by both segments. Our year-over-year results represented another step change in margin performance driven by the significant margin expansion in our Industrial and A&D segments. With the actions taken, and our team’s continued operating discipline and focus on our customers, we believe we are well positioned to deliver sustained growth and shareholder value.”

Strategic Review
Related to the Company’s previously announced review of strategic alternatives, CIRCOR’s Board of Directors, supported by external advisors and the management team, continues to progress with the review. Through its external advisors, the Board is in dialogue with a number of parties that have expressed interest in acquiring all or parts of the Company. The Company may suspend or terminate the review at any time and does not intend to make further announcements regarding the process unless and until the Board of Directors approves a course of action for which further disclosure is required or appropriate. The exploration of strategic alternatives may not result in any transaction or strategic change.

Conference Call Information
CIRCOR International will hold a conference call to review its first quarter 2023 financial results at 9:00 a.m. ET today, May 11, 2023. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” portion of CIRCOR’s website. https://investors.circor.com/. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. Participants are encouraged to dial in to the call at least 15 minutes prior to the start time. The webcast will be archived on the Company’s website for one year.
Selected Consolidated Results
(unaudited)

($ millions except EPS)	Q1 2023	Q1 2022	Change
Revenue[1]	$203.1	$185.7	9%
GAAP operating income (loss)	17.9	(11.8)	252%
Adjusted operating income[2]	28.4	10.4	173%
GAAP operating margin	8.8%	(6.3)%	1510 bps
Adjusted operating margin[3]	14.0%	5.6%	840 bps
GAAP (loss) per share	$(0.02)	$(1.06)	98%
Adjusted earnings per share (diluted)[4]	$0.53	$0.05	960%
Operating cash flow	(13.9)	(15.9)	14%
Adjusted free cash flow[5]	(16.6)	(19.5)	15%
Orders[6]	$242.1	$221.6	9%

Segment Results
(unaudited)

($ in millions)	Q1 2023	Q1 2022	Change
Aerospace & Defense
Revenue	$68.6	$63.4	8%
Segment operating income	14.7	11.3	30%
Segment operating margin	21.5%	17.9%	360 bps
Orders[6]	$84.4	$77.9	8%

Industrial
Revenue[1]	$134.5	$122.3	10%
Segment operating income[2]	20.4	6.9	196%
Segment operating margin[3]	15.2%	5.6%	960 bps
Orders[6]	$157.7	$143.7	10%

1.     Consolidated and Industrial segment revenues for Q1 2023 and Q1 2022 included $0.0 million and $3.0 million, respectively, relating to our Pipeline Engineering business.

2.      Adjusted operating income is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Adjusted operating income and Industrial segment operating income for the Q1 2023 and Q1 2022 included $0.1 million and $(3.2) million, respectively, relating to our Pipeline Engineering business.
3.      Adjusted operating margin is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Adjusted operating margin for Q1 2023 and Q1 2022 included 0% and (61)%, respectively, relating to our Pipeline Engineering business.
4.     Adjusted earnings per share (diluted) is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Adjusted earnings per share and our segment results for Q1 2023 exclude net loss from non-cash acquisition-related intangible amortization and special and restructuring charges of $10.5 million, consisting of (i) $9.0 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $1.3 million of special charges related to the evaluation of strategic alternatives for the Company; and (iii) other special and restructuring charges net of $0.2 million. Adjusted consolidated and segment results for Q1 2022 exclude net loss from non-cash acquisition-related intangible amortization and special and restructuring charges of $22.2 million. These charges include: (i) $10.4 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $8.7 million of restructuring costs associated with the exit of the Pipeline Engineering business; (iii) $1.3 million costs due to the investigation into the accounting irregularities of the Pipeline Engineering business; (iv) $0.9 million charge for severance related to the former CEO; and (v) $0.9 million of other special and restructuring costs.
5.     Adjusted free cash flow, a non-GAAP financial measure, is calculated by subtracting GAAP capital expenditures, net of proceeds from asset sales and third party funding, from GAAP operating cash flow. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release.
6.    Orders, an operating measure, is defined as a legally binding agreement from an authorized individual at a customer requesting CIRCOR to provide goods and/or services at a fixed or determinable price and CIRCOR is capable of providing such goods and services, when the terms and conditions are firm enough to assure subsequent payment by the customer. Consolidated and Industrial segment orders for Q1 2023 and Q1 2022 included $0.0 million and $2.3 million, respectively, relating to our Pipeline Engineering business.

Use of Non-GAAP Financial Measures
In this press release, the Company uses the non-GAAP financial measures adjusted net income, adjusted EBITDA, adjusted operating income, adjusted operating margin, adjusted earnings per share, adjusted free cash flow, and gross debt, net of cash. Non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating CIRCOR’s current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures can also assist investors and others in comparing CIRCOR’s current financial results with CIRCOR’s past financial results in a consistent manner.

We exclude costs and tax effects associated with special and restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to special and restructuring activities are not indicative of our normal operating costs. We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements. We exclude the results of discontinued operations. We exclude goodwill impairment charges. We exclude these costs because we do not believe they are indicative of our normal operating costs.

Due to the significance of recently sold or exited businesses and to provide a comparison of changes in our revenue and orders (an operating measure), we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures and/or exited businesses completed prior to April 2, 2023 were completed on January 1, 2022 and excluding the impact of changes in foreign currency exchange rates.

CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our peers. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this news release.

About CIRCOR International, Inc.
CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications. CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries. The Company has a global presence with approximately 3,060 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including with respect to the Company’s expectations for its performance in 2023 or relating to the Company’s strategic review are forward-looking statements. Actual results may differ materially from the expectations the Company describes in its forward-looking statements. Substantial reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Important factors that could cause actual results to differ materially from expectations include, but are not limited to the inability to achieve expected results in pricing and cost out actions and the related impact on margins and cash flow; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the remediation of the material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the timing and outcome, if any, of the Company’s strategic alternatives review; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and the risks detailed from time to time in the Company’s periodic reports filed with the Securities Exchange Commission. Before making any investment decisions regarding CIRCOR, the Company strongly advises you to read the section entitled “Risk Factors” in its 2022 annual report on Form 10-K, which can be accessed under the “Investors” link of the Company’s website at www.circor.com. These forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Scott Solomon
Senior Vice President
Sharon Merrill Associates, Inc.
(857) 383-2409

CIRCOR INTERNATIONAL, INC
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022
Net revenues	$203,097	$185,655
Cost of revenues	129,031	130,372
Gross profit	74,066	55,283
Selling, general and administrative expenses	54,666	58,069
Special and restructuring charges, net	1,484	9,003
Operating income (loss)	17,916	(11,789)
Other expense (income):
Interest expense, net	14,528	9,456
Other expense (income), net	214	(1,287)
Total other expense, net	14,742	8,169
Income (loss) before income taxes	3,174	(19,958)
Provision for income taxes	3,581	1,523
Net loss	$(407)	$(21,481)

Net loss per share (basic and diluted)	$(0.02)	$(1.06)

Weighted-average common shares (basic and diluted)	20,368	20,310

CIRCOR INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022
OPERATING ACTIVITIES
Net loss	$(407)	$(21,481)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,712	5,000
Amortization	7,925	9,397
Change in provision for bad debt expense	(350)	(89)
Write down of inventory	1,497	439
Compensation expense for share-based plans	1033	(84)
Amortization of debt issuance costs	975	514
Other impairment charges	—	8,011
Changes in operating assets and liabilities:
Trade accounts receivable	237	4,242
Inventories	(17,971)	(15,465)
Prepaid expenses and other assets	(4,811)	(5,671)
Accounts payable, accrued expenses and other liabilities	(6,766)	(737)
Net cash used in operating activities	(13,926)	(15,924)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(5,045)	(3,607)
Proceeds from the sale of property, plant and equipment	38	15
Supplier funding	2,370	—
Proceeds from beneficial interest of factored receivables	1,097	927
Net cash used in investing activities	(1,540)	(2,665)
FINANCING ACTIVITIES
Proceeds from long-term debt	53,475	51,325
Payments of long-term debt	(50,800)	(30,875)
Net change in short-term borrowings	—	925
Withholding tax payments on net share settlements on equity awards	(450)	(821)
Net cash used in continuing financing activities	2,225	—
Net cash provided by financing activities	2,225	20,554
Effect of exchange rate changes on cash, cash equivalents and restricted cash	537	(712)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(12,704)	1,253
Cash, cash equivalents, and restricted cash at beginning of period	66,724	61,374
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	54,020	62,627

CIRCOR INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data) (unaudited)

	April 2, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$52,080	$64,275
Trade accounts receivable, net	111,557	109,754
Inventories	156,967	139,786
Prepaid expenses and other current assets	120,124	117,766
Total Current Assets	440,728	431,581
PROPERTY, PLANT AND EQUIPMENT, NET	142,147	141,141
OTHER ASSETS:
Goodwill	120,114	119,847
Intangibles, net	249,379	256,338
Lease right-of-use assets, net	41,389	42,491
Deferred income taxes	507	512
Other assets	21,465	20,777
TOTAL ASSETS	$1,015,729	$1,012,687
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	80,224	78,778
Accrued expenses and other current liabilities	83,695	84,510
Accrued compensation and benefits	28,100	30,817
Total Current Liabilities	192,019	194,105
LONG-TERM DEBT	500,042	496,534
DEFERRED INCOME TAXES	18,422	18,238
PENSION LIABILITY, NET	87,090	85,968
LONG-TERM LEASE LIABILITIES	37,618	38,480
OTHER NON-CURRENT LIABILITIES	19,300	20,316
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding at April 2, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 21,762,933 and 21,736,911 issued at April 2, 2023 and December 31, 2022, respectively	218	218
Additional paid-in capital	456,685	456,102
Accumulated deficit	(179,100)	(178,693)
Common treasury stock, at cost (1,372,488 shares at April 2, 2023 and December 31, 2022)	(74,472)	(74,472)
Accumulated other comprehensive loss, net of tax	(42,093)	(44,109)
Total Shareholders’ Equity	161,238	159,046
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,015,729	$1,012,687

CIRCOR INTERNATIONAL, INC.
SUMMARY OF ORDERS AND BACKLOG
(in millions) (unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022
ORDERS (1)
Aerospace & Defense	$84.4	$77.9
Industrial	157.7	143.7
Total orders	$242.1	$221.6

	April 2, 2023	April 3, 2022
BACKLOG (2)
Aerospace & Defense	$224.8	$199.7
Industrial	358.8	276.8
Total backlog	$583.6	$476.5
1. Orders do not include the foreign exchange impact due to the re-measurement of customer backlog amounts denominated in foreign currencies. Industrial includes $0.0 million and $2.3 million orders in Pipeline Engineering for the three months ended April 2, 2023 and April 3, 2022 respectively.
2. Backlog includes unshipped customer orders for which revenue has not been recognized.

CIRCOR INTERNATIONAL, INC.
SEGMENT INFORMATION
(in thousands, except percentages) (unaudited)

	2022					2023
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	TOTAL
ORDERS
Aerospace & Defense	$77,890	$69,053	$90,486	$70,778	$308,207	$84,400	$84,400
Industrial	143,727	139,370	137,848	178,069	599,014	157,705	157,705
Total	$221,617	$208,423	$228,334	$248,847	$907,221	$242,105	$242,105

NET REVENUES
Aerospace & Defense	$63,370	$67,271	$72,219	$79,855	$282,715	$68,551	$68,551
Industrial	122,285	124,105	123,143	134,672	504,204	134,546	134,546
Total	$185,655	$191,376	$195,362	$214,527	$786,919	$203,097	$203,097

SEGMENT OPERATING INCOME
Aerospace & Defense	$11,320	$13,566	$16,891	$21,807	$63,584	$14,714	$14,714
Industrial	6,857	8,484	15,717	18,244	49,302	20,402	20,402
Corporate expenses	(7,770)	(5,485)	(5,301)	(6,828)	(25,384)	(6,743)	(6,743)
Total	$10,407	$16,565	$27,307	$33,223	$87,502	$28,373	$28,373

SEGMENT OPERATING MARGIN %
Aerospace & Defense	17.9%	20.2%	23.4%	27.3%	22.5%	21.5%	21.5%
Industrial	5.6%	6.8%	12.8%	13.5%	9.8%	15.2%	15.2%
Total	5.6%	8.7%	14.0%	15.5%	11.1%	14.0%	14.0%

	2022					2023
Pipeline Engineering[1]	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	TOTAL
ORDERS - Industrial	$2,260	$—	$—	$—	$2,260	$—	$—
NET REVENUES - Industrial	$3,012	$218	$8	$11	$3,249	$—	$—
SEGMENT OP. INC. -Industrial	$(3,190)	$(1,074)	$(150)	$26	$(4,388)	$125	$125
Segment Operating Margin %	(105.9)%	(492.7)%	(1875.0)%	236.4%	(135.1)%

1. Quantifies the impact of the Pipeline Engineering business on the Industrial Segment.

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2022					2023
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	TOTAL

Net Cash (Used In) Provided By Operating Activities	$(15,924)	$(3,593)	$(9,815)	$28,511	$(821)	$(13,926)	$(13,926)
LESS
Capital expenditures, net of sale proceeds[1]	3,592	5,461	4,156	8,675	21,884	2,637	2,637
ADJUSTED FREE CASH FLOW	$(19,516)	$(9,054)	$(13,971)	$19,836	$(22,705)	$(16,563)	$(16,563)

Gross Debt	$547,681	$543,100	$522,975	$516,925	$516,925	$519,600	$519,600
Less: Cash & Cash equivalents	61,122	55,238	47,131	64,275	64,275	52,080	52,080
GROSS DEBT, NET OF CASH	$486,559	$487,862	$475,844	$452,650	$452,650	$467,520	$467,520

TOTAL SHAREHOLDERS' EQUITY	$110,321	$103,663	$122,082	$159,046	$159,046	$161,238	$161,238

GROSS DEBT AS % OF EQUITY	496%	524%	428%	325%	325%	322%	322%
GROSS DEBT, NET OF CASH AS % OF EQUITY	441%	471%	390%	285%	285%	290%	290%

1. Includes capital expenditures, net of proceeds of asset sales and third party funding for asset purchases from GAAP operating cash flow.

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2022					2023
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	TOTAL
NET (LOSS) INCOME	$(21,481)	$3,960	$31,470	$5,439	$19,388	$(407)	$(407)
LESS:
Restructuring related inventory charges (recoveries), net	2,757	—	—	—	2,757	—	—
Restructuring charges (recoveries), net	6,447	4,695	(173)	97	11,066	(216)	(216)
Acquisition amortization	9,391	9,178	9,118	8,651	36,338	7,920	7,920
Acquisition depreciation	1,045	1,239	1,335	995	4,614	1,053	1,053
Special (recoveries) charges, net	2,556	(10,425)	(25,529)	3,319	(30,079)	1,700	1,700
Income tax impact	384	(2,207)	(2,066)	(2,739)	(6,628)	843	843
ADJUSTED NET INCOME	$1,099	$6,440	$14,155	$15,762	$37,456	$10,893	$10,893

(LOSS) EARNINGS PER COMMON SHARE (Diluted)	$(1.06)	$0.19	$1.54	$0.27	$0.95	$(0.02)	$(0.02)
LESS:
Restructuring related inventory charges	0.14	—	—	—	0.14	—	—
Restructuring charges (recoveries), net	0.32	0.23	(0.01)	—	0.54	(0.01)	(0.01)
Acquisition amortization	0.46	0.45	0.45	0.42	1.78	0.39	0.39
Acquisition depreciation	0.05	0.06	0.07	0.05	0.23	0.05	0.05
Special (recoveries) charges, net	0.13	(0.51)	(1.25)	0.16	(1.47)	0.08	0.08
Income tax impact	0.02	(0.11)	(0.10)	(0.13)	(0.32)	0.04	0.04
ADJUSTED EARNINGS PER SHARE (Diluted)	$0.05	$0.32	$0.69	$0.77	$1.83	$0.53	$0.53

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2022					2023
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	TOTAL

NET INCOME (LOSS)	$(21,481)	$3,960	$31,470	$5,439	$19,388	$(407)	$(407)
LESS:
Interest expense, net	9,456	10,203	11,821	13,405	44,886	14,528	14,528
Depreciation	5,000	5,056	4,956	4,679	19,691	4,712	4,712
Amortization	9,397	9,183	9,124	8,656	36,360	7,925	7,925
Provision for income taxes	1,523	(647)	1,661	1,742	4,279	3,581	3,581
EBITDA	$3,895	$27,755	$59,032	$33,921	$124,604	$30,339	$30,339
LESS:
Restructuring related inventory charges (recoveries)	2,757	—	—	—	2,757	—	—
Restructuring charges (recoveries), net	6,447	4,695	(173)	97	11,066	(216)	(216)
Special (recoveries) charges, net	2,556	(10,425)	(25,529)	3,319	(30,079)	1,700	1,700
ADJUSTED EBITDA	$15,655	$22,025	$33,330	$37,337	$108,348	$31,823	$31,823

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2022					2023
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	TOTAL

OPERATING (LOSS) INCOME	$(11,789)	$11,878	$42,556	$20,161	$62,806	$17,916	$17,916
LESS:
Restructuring related inventory charges (recoveries)	2,757	—	—	—	2,757	—	—
Restructuring charges (recoveries), net	6,447	4,695	(173)	97	11,066	(216)	(216)
Acquisition amortization	9,391	9,178	9,118	8,651	36,338	7,920	7,920
Acquisition depreciation	1,045	1,239	1,335	995	4,614	1,053	1,053
Special (recoveries) charges, net	2,556	(10,425)	(25,529)	3,319	(30,079)	1,700	1,700
ADJUSTED OPERATING INCOME	$10,407	$16,565	$27,307	$33,223	$87,502	$28,373	$28,373

OPERATING MARGIN	(6.3)%	6.2%	21.8%	9.4%	8.0%	8.8%	8.8%
LESS:
Restructuring related inventory charges (recoveries)	1.5%	0.0%	0.0%	0.0%	0.4%	0.0%	0.0%
Restructuring charges (recoveries), net	3.5%	2.5%	(0.1)%	0.0%	1.4%	(0.1)%	(0.1)%
Acquisition amortization	5.1%	4.8%	4.7%	4.0%	4.6%	3.9%	3.9%
Acquisition depreciation	0.6%	0.6%	0.7%	0.5%	0.6%	0.5%	0.5%
Special (recoveries) charges, net	1.4%	(5.4)%	(13.1)%	1.5%	(3.8)%	0.8%	0.8%
ADJUSTED OPERATING MARGIN	5.6%	8.7%	14.0%	15.5%	11.1%	14.0%	14.0%

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

Q1'23 Organic Orders and Revenue

	CIRCOR			Aerospace & Defense			Industrial
	1Q 23	1Q 22	Variance	1Q 23	1Q 22	Variance	1Q 23	1Q 22	Variance
Orders	242,105	221,617	9%	84,400	77,890	8%	157,705	143,727	10%
Divestitures	—	—		—	—		—	—
FX	8,291			2,499			5,792
Organic	250,395	221,617	13%	86,899	77,890	12%	163,497	143,727	14%

	CIRCOR			Aerospace & Defense			Industrial
	1Q 23	1Q 22	Variance	1Q 23	1Q 22	Variance	1Q 23	1Q 22	Variance
Revenue	203,097	185,655	9%	68,551	63,370	8%	134,546	122,285	10%
Divestitures	—	—		—	—		—	—
FX	6,709			1,191			5,518
Organic	209,806	185,655	13%	69,742	63,370	10%	140,064	122,285	15%

Note regarding financial statements: Financial amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.